Exhibit 107

Calculation of Filing Fee Tables

……S-8…..

(Form Type)

……………………Sphere 3D Corp.………………………..…

(Exact Name of Registrant as Specified in its Charter)

…………………Not Applicable…………………

(Translation of Registrant's Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value	Rule 457(c)	2,545,332	$1.0025	$2,551,695.33	0.0001531	$390.66	N/A	N/A	N/A	N/A

Fees Previously Paid									N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$2,551,695.33		$390.66
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$390.66

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of common shares, no par value per share (the "Common Shares") of Sphere 3D Corp., a corporation amalgamated under the laws of the Province of Ontario (the "Company" or the "Registrant"), stated above, options and other rights to purchase or acquire the Common Shares covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Sphere 3D Corp. Second Amended and Restated 2015 Performance Incentive Plan, as amended (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Shares on January 22, 2025 (which is within five business days prior to the date of this filing), as quoted on the Nasdaq Global Select Market.